Exhibit 99.2

To make a valid election, this form must be received by [Name of Paying Agent] no later than 5:00 p.m., New York City time, on           , 2007.

Form of Election
Return this form to
[Name of Paying Agent] as follows:

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[Name of Paying Agent] [Address] [Address] [Address]	[Name of Paying Agent] [Address] [Address] [Address]	[Name of Paying Agent] [Address] [Address] [Address]
1. About You and Your Shares – INDICATE ADDRESS CHANGE AS NECESSARY BELOW.

CCU Account Number:

Certificate Number:	Number of Shares Evidenced by Certificate:
Total Shares:
2. Type of Election and Required Signatures – COMPLETE A & B – REVIEW INSTRUCTIONS BEFORE COMPLETING.
A) Type of Election:
     Number of Shares:

☐ 1.	Cash Election: Exchange the number of shares of CCU common stock set forth directly above for all cash.

     Number of Shares:

☐ 2.	Stock Election: Exchange the number of shares of CCU common stock set forth directly above for shares of Holdings Class A common stock, subject to adjustment, proration and cutback pursuant to the individual cap, with cash in lieu of fractional shares, which shares are subject to the Notice of Guaranteed Delivery in the form attached hereto.

All elections may be revoked or modified prior to 5.00 p.m. New York City time, on       , 2007, after which such elections become irrevocable.
B) Required Signatures – ALL CCU SHAREHOLDERS MUST SIGN BELOW.

Signature of Stockholder	Date

Signature of Stockholder	Date

Area Code and Daytime Phone

Notice of Guaranteed Delivery
For Stock Election
In connection with merger of Clear Channel Communications, Inc.
and CC Media Holdings, Inc.
     This Notice of Guaranteed Delivery or a form substantially equivalent hereto, must accompany a Form of Election electing a Stock Election and must guarantee delivery of each share of common stock, par value $0.10 per share of Clear Channel Communications, Inc. (“Clear Channel”) for which the holder has elected to receive Stock Consideration (each such share, an “Electing Share” and collectively, the “Electing Shares”). This form must be delivered to the Paying Agent with the Form of Election, pursuant to the procedures outlined in the accompanying instructions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the accompanying instructions.
THIS NOTICE OF GUARANTEED DELIVERY WILL BE IRREVOCABLE AFTER 5:00 P.M. NEW YORK CITY TIME ON [     ].
     Ladies and Gentlemen: The undersigned owns and hereby guarantees to CC Media Holdings, Inc. (“Holdings”) that, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, as amended, by and among Clear Channel, Holdings and certain other parties, dated as of November 16, 2006 (as amended, the “Merger Agreement”), the Form of Election and the accompanying instructions, the receipt of which is hereby acknowledged, it will deliver a number of shares of Clear Channel common stock equal to the number of Electing Shares for conversion into Holdings Class A common stock, together with a duly executed letter of transmittal and any other documents required by the letter of transmittal, to the Paying Agent at the address set forth in the Form of Election within 30 days of receipt of the Final Stock Election Notice and accompanying letter of transmittal; provided that, if the number of Electing Shares is prorated or cutback by the Paying Agent in accordance with the terms of the Merger Agreement, the undersigned will be obligated to deliver the number of Electing Shares set forth in the Final Stock Election Notice:
Name(s) of Record Holder(s):
Number of Electing Shares:
Certificate Number(s) (if available):
Address(es):
☐      Check if securities will be surrendered by book-entry transfer
Name of institution surrendering book-entry shares:
Area Code and Telephone No.:
Signature(s):
Account No.:
Transaction Code No.:
Dated:
GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 and the Securities Exchange Act of 1934, as amended (the “Eligible Institution”), hereby guarantees to deliver to the Paying Agent the certificates representing the Electing Shares guaranteed hereby, in proper form for transfer at the address set forth in the Form of Election, or to deliver such Electing Shares pursuant to the procedure for book-entry transfer into the Paying Agent’s account at the Depositary Trust Company, in any such case together with a properly completed and duly executed letter of transmittal and any other documents required by the letter of transmittal, within thirty days after receipt of the Final Stock Election Notice; provided that, if the number of Electing Shares is prorated or cutback by the Paying Agent in accordance with the terms of the Merger Agreement, the undersigned guarantees delivery of the number of Electing Shares set forth in the Final Stock Election Notice.
     The Eligible Institution that completes this form must communicate the guarantee to the Paying Agent and must deliver the properly completed and duly executed letter of transmittal or an Agent’s Message and certificates for the Electing Shares within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:
Address:
Area Code and Tel. No.:
Name:
Title:
Dated:
NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE, CERTIFICATES TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL SHOULD BE SENT AFTER YOU RECEIVE THE FINAL STOCK ELECTION NOTICE.